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forward, faster September 8, 2020 Digital transformation driving shareholder value 1Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Disclaimer Important Stockholder Information Virtusa filed with the Securities and Exchange Commission and mailed to its stockholders a definitive proxy statement and accompanying WHITE proxy cards in connection with the company’s 2020 Annual Meeting. The proxy statement contains important information about the company, the 2020 Annual Meeting and related matters. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT SOLICITATION MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION. The company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the company’s stockholders in connection with the matters to be considered at the company’s 2020 Annual Meeting. Information concerning the company’s directors and executive officers is included in the proxy statement. The proxy statement and other relevant solicitation materials (when they become available), and any and all documents filed by the company with the Securities and Exchange Commission, may be obtained by investors and stockholders free of charge on the Securities and Exchange Commission's web site at www.sec.gov. Copies will also be available free of charge on the company's website at www.virtusa.com. Forward-looking statements This presentation contains forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This presentation may make express or implied forward-looking statements relating to, among other things, Virtusa's expectations concerning management's forecast of financial performance; the growth of our business and management's plans, objectives, and strategies; the ability of Virtusa's clients to realize benefits from the use of Virtusa's IT services; Virtusa’s ability to assimilate and integrate the operations of acquired businesses, and management's plans, objectives, and strategies and uncertainties regarding future actions that may be taken by New Mountain in furtherance of its nomination of director candidates for election at the company’s upcoming 2020 Annual Meeting of the Stockholders. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this presentation, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in our public filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ending March 31, 2020 and subsequent Quarterly Reports on form 10-Q, as filed with the Securities and Exchange Commission. Use of Non-GAAP measures This presentation presents certain non-GAAP financial measures as defined by Regulation G by the Securities and Exchange Commission. These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures should be read in conjunction with Virtusa’s financial statements prepared in accordance with GAAP. This presentation includes non-GAAP consolidated statement of income measures including non-GAAP selling, general and administrative expense as a percentage of reported revenue (selling, general and administrative expenses, as reported on Virtusa’s consolidated statements of income (loss) as a percentage of reported revenue, excluding stock-based compensation expense, acquisition-related charges and restructuring charges); non-GAAP operating margin, non-GAAP effective tax rate, non-GAAP minority interest and non-GAAP diluted earnings per share to provide further insights into the comparison of Virtusa’s operating results among the periods, as well as enhancing comparability with operating results of peer companies. For more information regarding non-GAAP financial measures, including a qualitative and quantitative reconciliation of non-GAAP measures to the most directly comparable GAAP financial performance measures, see our earnings press release for the fourth quarter fiscal 2020 and our supplemental Analyst Data Sheet on our Investor Relations website at http://www.virtusa.com/investors/company-overview/ and our “Non-GAAP Reconciliations Summary” slide in the appendix of this presentation. 2 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Executive summary Maximizing long-term shareholder value continues to be our highest priority The Polaris acquisition was strategically necessary to add scale and capabilities as well as broaden and deepen our client base The market sees the strategy as working based on share price gains Since 2016, over 50% of the Board has been refreshed with exemplary, independent C-Level candidates, including the leadership of key committees and lead director We have highly engaged shareholder representatives on the Board of Directors Contrary to New Mountain’s position, we have an executive compensation plan that holds management accountable and is aligned with shareholders New Mountain is championing a flawed analysis, has been uncooperative, and its slate is less qualified than Virtusa’s candidates 3 Copyright © 2020 Virtusa Corporation. All Rights Reserved. New Mountain Governance Strategy

Virtusa overview 34 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Virtusa A leading digital engineering firm that utilizes its deep industry expertise and heritage in software engineering to design and build digital platforms and applications for Global 2000 and High-Tech companies Core capabilities: Industry verticals: Digital Engineering Cloud Transformation Application Development Digital Design Consulting Banking, Financial Services, Insurance (BFSI) Healthcare and Life Sciences (HLS) Communications and Technology (C&T) Media & Information and Other (MI&O) 95 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Virtusa by the numbers ~22,800 world-class employees 20,600+ premier technologists 50+ locations in 19 countries FY 2020 Revenue $1.31 billion Revenue Growth 23% 10 year1 revenue CAGR Active Clients 221 (primarily Global 2000) Revenue by Industry MI&O 7% Revenue by Geography Rest of world Portfolio of blue chip clients in high-growth and high-IT spend verticals Increasing focus on high-growth HLS and High-Tech2 Track record of delivering margin accretion since closing the Polaris acquisition Strong balance sheet 8% North America 74% HLS 14% 18% Europe BFSI 55% C&T 24% 6 Copyright © 2020 Virtusa Corporation. All Rights Reserved. All metrics pertain to FY2020 unless otherwise stated; 1 FY2010 through FY2020; 2 Included within C&T industry group

Virtusa’s strong software engineering heritage continues to position us at Phase 1 (2000–2010) the forefront of digital Phase 2 (2010–2020) innovation Phase 3 (2020 onwards) Helping clients move on premise consumer engagement systems to online engagement platforms Enabling our enterprise clients to engage with consumers through mobile and web platforms Leveraging cloud computing and AI to enhance the digital experience for our clients’ customers 7 Copyright © 2020 Virtusa Corporation. All Rights Reserved. Providing cutting edge solutions to connect our clients with their customers

Acquiring Polaris was strategic and created significant value

Rationale

- By 2015, clients had begun migrating toward end-to-end vendors with scale
- Virtusa had reached a key **inflection point** prior to Polaris. It could either:
  - Remain a **sub-scale** engineering and technology services provider that was not well-positioned
  - Pursue a **transformational acquisition** to rapidly increase scale and client reach
- Polaris was strategic, because it **built scale generally and provided capabilities in BFSI** – a critically important industry
  - Combined Virtusa's consumer banking capabilities with Polaris' investment/corporate banking and brokerage platform
  - Provided the **foundation for rapid expansion in BFSI** and across our entire business
- **Margin impact was temporary and necessary**

Rationale for Polaris acquisition		Realized?
Achieve mission-critical scale	✓	Higher revenue growth than peers
Deepen relationships with large clients	✓	Increased scale enabled Strategic Supplier Relationships[1] and services cross-selling
Increase competitive advantage	✓	Unlocked ability to compete for larger deals across a broader set of services

Polaris was a transformational acquisition that positioned Virtusa for success

8 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

1 A Strategic Supplier Relationship is one in which Virtusa has preferred visibility and access to all IT spending RFPs in one or more lines of business or the client's entire enterprise

Digital is the central driver of Virtusa’s business FY20 Revenue Q1 FY21 Revenue Q1 FY21 Pipeline Clients increasingly rely on Virtusa to accelerate their customers’ digital journeys 73% 58% 61% 27% Virtusa’s share of digital revenues, which has higher margins, is also growing Demand for digital services continues to grow as companies accelerate “New Normal” adoption due to COVID-19 39% 42% Digital Non Digital 9 Copyright © 2020 Virtusa Corporation. All Rights Reserved. Growth in our Digital business is accelerating, and we have more than doubled our pipeline over the last year

Enterprises must accelerate digital adoption and are spending aggressively in 3 core areas

BACK-END LEGACY MODERNIZATION	SMART MIDDLEWARE	NO FRICTION FRONT-END INTERFACES
Eliminating redundancies and reducing total cost of ownership	***Building intelligent bridges across systems***	***Creating low-touch, seamless omni- channel customer experiences***
■ Rationalize, Reengineer and Re-platform ■ Modernize / consolidate / eliminate data centers ■ On-premise / Hybrid Multi Cloud	■ Middleware, Micro Services, CICD ■ Containerization / DevSecOps ■ Data as a strategic asset, Data Lakes & AIML ■ Increase speed of execution (CICD)	■ Build delightful customer journeys akin to Amazon, Uber, Google, etc. ■ Provide end-to-end frictionless consumer experiences

Strong capabilities in these core areas differentiate Virtusa from its peers

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Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Rapidly growing portfolio of blue chip clients with large IT wallets

Anthem | BMO Bank of Montreal | BT | citi | Google | healthfirst Health Insurance for New Yorkers

IBM | J.P.Morgan | Lilly | LLOYDS BANKING GROUP | NEW YORK LIFE | PNC

Our demonstrated ability to win and scale large accounts enables us to diversify revenue

11
Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Revenue and profitability have Sales ($mm) grown significantly Adjusted earnings per share ($) post-Polaris +5% 312 4 FY2017 FY2018 FY2019 FY2020 FY2017 FY2018 FY2019 FY2020 12 Copyright © 2020 Virtusa Corporation. All Rights Reserved. 1 CAGRs based on FY17-FY20 actuals; 2 Reflects mid-point of FY2020 guidance provided on 2/06/20, which was withdrawn on 3/26/20 due to COVID Virtusa’s financial performance since closing and integrating Polaris has been strong $1,248 $1, +22% $1,021 +19% $859 $2.12+1% $2.1 +30% $1.63 +30% $1.25 $1,340 (+7%) pre-COVID2 $2.66 (+25%) pre-COVID2

We have continued to invest in the business since 2017

Inorganic

eTouch

eTouch acquisition (FY18)

- Expanded **digital engineering expertise**, broadened **digital service offerings**, and established strong **innovation hub in Silicon Valley**
- Increased team of highly-skilled digital engineers, deepened High-Tech domain expertise, and added marquee logos
- Achieved **$40mm 2-year revenue synergies** in FY20

Tuck-in M&A Strategy

- Part of **broader diversification efforts** to enhance share in HLS, Technology, and other non-BFSI verticals
  - Executed four non-BFSI tuck-in acquisitions during FY20
- Achieved **$45mm run-rate revenue** from tuck-in acquisitions in FY20

Organic

1. Built differentiated **Digital and Cloud Partner status**

   Premier Consulting Partner – aws
   GCP Premier Partner – Google
   Premier Watson Health Partner – IBM
   Adobe
   Gold Partner – salesforce
   Platinum Partner – talend
   Platinum Partner – PEGA
   Gold Partner – Microsoft Azure

2. Built differentiated **vertical solutions and capabilities**
3. Strengthened **Digital and Cloud Partnerships**
4. Increased **Global Talent** investments in **Digital Engineering and Leadership Development**
5. Invested in **senior leadership** across Europe, Middle-East & Asia to accelerate international growth

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Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Investment highlights 1 and Cloud opportunities 2 HLS, C&T, and MI&O 5 acquisition 14 Copyright © 2020 Virtusa Corporation. All Rights Reserved. Proven track record of expanding margins since closing the Polaris 4High-growth business with a 20%+ revenue CAGR over the past 10 years 3Strong “land and expand” performance is diversifying our client base Deep expertise in high-growth and high-IT spend verticals including BFSI, Well positioned to capture outsized share of large and fast-growing Digital

Virtusa’s strategic plan for value creation 715 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Three Pillar priorities in Strategic Plan is the crystallization of Virtusa’s process for years FY20 FY18 FY19 After transformational Polaris acquisition, developed initiatives to drive revenue growth and margin expansion at combined company Utilized competitive advantages gained with Polaris to consolidate position at key clients, access higher quality revenue opportunities Rapidly expanded Virtusa’s Digital and Cloud solutions capabilities Build Strategic Supplier Relationships and accelerate growth outside of BFSI Focused effort to drive Healthcare and High Tech revenue diversification Initiatives to improve utilization by reducing use of subcontractors and leveraging “gig” workforce Crystallized “Three Pillars” with Board as strategic imperative Grow world-class partner ecosystem to drive Digital and Cloud Increased focus on pipeline, and selection of high quality revenues 16 Copyright © 2020 Virtusa Corporation. All Rights Reserved. Virtusa has been executing on its Three Pillar Strategy and has demonstrated tangible gains against each Pillar

Virtusa’s Three creation Pillar Strategy to drive shareholder value 1 High Quality 2 Developing relationships with new large IT spend clients Increasing diversification through organic growth and targeted M&A Making key leadership hires and strengthening position at the local level 3 17 Copyright © 2020 Virtusa Corporation. All Rights Reserved. 1 High Potential Accounts defined as those with more than $1bn of outsourced IT spending and potential to become Strategic Supplier Relationships Growth Targeting clients that aspire to be digital leaders Focusing on our clients’ strategic spend areas Revenue Diversification Client Prioritizing high potential1 existing clients Industry Growing HLS and High-Tech faster than BFSI Geography Focusing on high potential geographies outside of the Americas Margin Expansion Driving expansion through pyramid efficiency, project profitability, and G&A leverage Profitable Growth + Diversification + Efficiency = Higher Gross & Net Margins

Executing our Three Pillar Strategy

	Actions	Results
1 High Quality Growth	■ Focusing on large IT spending clients seeking digital transformation ■ Growing our Strategic Supplier Relationships has significantly expanded our pipeline and enabled us to take on projects with higher quality revenue: – More optionality to take on projects with high quality revenue	■ Overall pipeline more than **doubled** YoY in Q1 FY21 ■ Digital pipeline grew **~50%** QoQ and now represents **73%** of overall pipeline ■ Average deal size nearly doubled YoY (+90%)
2 Revenue Diversification	■ Increasing strategic investments to: – Grow High Potential accounts – Bolster capabilities and sales in higher-growth HLS and High-Tech verticals ■ Establishing a regional sales organization	■ **Over 90%** increase in Strategic Supplier Relationships from FY18 to FY20 ■ HLS grew ~46% in FY20 ■ C&T grew ~12% in FY20[1]
3 Margin Expansion	■ Stringent standards for new contract pricing and margin forecasts with senior leadership approval structure ■ Rapid operational response to COVID-19 pandemic has allowed us to simultaneously: – Adjust our long-term cost structure and budgeting – Better positioned us with our clients	■ Guiding to significant margin improvement: – **9%** operating margins in Q2 FY21 (+460bps since the start of FY21) – **12%** operating margins by Q4 FY21 ■ Utilization improving from 77% in Q1 FY21 to 81% in Q4 FY21

18 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

[1] Excludes HLS

We have a growing suite of and Cloud offerings high-value, fast-growing Digital 1 Virtusa is focused on high-growth, high-margin Digital and Cloud revenue Digital Cloud Digital Strategy User Experience and Design Application and Platform Engineering Insight and Data Intelligent Automation Content & Customer Experience Cyber Security Cloud Migration Cloud Managed Services Cloud Native Transformation 19 Copyright © 2020 Virtusa Corporation. All Rights Reserved. Clients are investing in modernizing products and infrastructure to better compete in an increasingly digital world

1 We will continue to win key Digital and Cloud mandates

Deep Digital Engineering Expertise	■ Proprietary Digital Transformation Studio (DTS) framework ■ Best-in-class domain solutions ■ Reusable technology frameworks can **cut time-to-market by ~30%** ■ Proprietary Talent Assessment framework
Partner Ecosystem	■ Top partner status: Adobe (Gold); amazon web services (Premier and SCA partner); Google Cloud (Premier partner); Microsoft Azure (Gold); IBM (Premium); PEGA (Platinum); salesforce (Gold); talend (Platinum)
Client stories & Referenceability	■ Acknowledged leadership in Digital and Cloud transformation: – Created digital platforms that are used by **one in every two U.S. households** – Built platforms that transact **twice the size of U.S. GDP every 4 months**

20 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

2 Attaining Strategic Supplier Relationships leads to rapid growth and better overall diversification

The number of Strategic Supplier Relationships has nearly doubled in two years

Attained Strategic Supplier Relationship status at:

Anthem. Google PNC verizon

- Our agility, transparency and digital transformation capabilities have won us a growing number of Strategic Supplier Relationships
- Demonstrated ability to "land and expand"
- Generally achieve Strategic Supplier Relationship status within 18-36 months

"Land and Expand" Strategy ▷ Target top IT spenders in the Global 2000 ▷ Win initial contract ▷ Execute and win more work ▷ Attain Strategic Supplier Relationship status ▷ Access full IT outsourcing wallet and grow rapidly

21 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

2 Our continued focus on HLS is paying off

HLS trajectory



% Healthcare % of Virtusa revenue
Total FY18-20 CAGR: 13%
HLS FY18-20 CAGR: 37%
10%
$101
10%
$130
14%
$189
FY18
FY19
FY20
HLS growth
4%
29%
46%
Virtusa revenue growth
19%
22%
5%

HLS initiatives

- Increased sales and marketing spend
- Growing diversification across various HLS subsectors:
  - Life sciences
  - Medical devices
  - Payers
  - Providers (100+ relationships)
  - Data services
- Launching specialized products and services (e.g. vLife platform)

Our momentum in HLS is accelerating as we continue to win, execute, and gain increasing recognition from projects for marquee clients

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Copyright © 2020 Virtusa Corporation. All Rights Reserved.

3 We have demonstrated strong margin improvement



Non-GAAP operating margin
380 bps margin expansion since 2017
6.5%
8.5%
9.9%
10.3%
8.7%
Pre-COVID[1] expected margin
FY17
FY18
FY19
FY20

- ✓ Virtusa has delivered substantive margin improvement since the transformational Polaris acquisition in 2017
- ✓ FY17 to FY20 margin accretion achieved through a combination of gross margin expansion and SG&A leverage
- ✓ Sustained margin expansion will be driven by continued profitable revenue growth and increasing operating efficiencies

Pre-COVID we were on track to achieve ~380 bps of margin expansion since integrating Polaris in FY17

23 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

[1] Represents mid-point of the Company's guidance range for FY20

3 We have a robust, multi-faceted margin improvement plan Execution of our Profitable Revenue Growth and Revenue Diversification strategies will drive margin growth Business initiatives Primary margin levers Focused go-to-market strategy to grow Digital revenues, which typically have higher margins Increase Digital mix Increase deal size and tenure to unlock resource deployment efficiencies Allows more selectivity to purse deals with higher margin profiles Expand pipeline Increase non-BFSI revenues Increase revenue contribution from high-growth industry groups, such as HLS and C&T, that are accretive to company margins Create Strategic Supplier Relationships Significant increase in Strategic Supplier Relationships allows us to target high-margin work across multiple Lines of Business (LOBs) 24 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

We have a robust, multi-faceted margin improvement plan (cont’d) 3 We also have significant opportunity to drive further operational efficiencies Business initiatives Primary margin levers Larger, more strategic engagements create opportunity to shift onshore/offshore mix Client openness to remoting or “work from home anywhere” operations creates opportunity Enhanced deal reviews and approvals to meet company margin objectives Reduce mix of lower margin, non-strategic deal engagements Flatten pyramid and improve utilization through enhanced resource management discipline Increase U.S. campus hiring to further flatten pyramid and reduce cost per consultant (CPC) Increasing offshore mix Broaden pricing governance Resource management SG&A leverage Increase sales productivity and non-linear general and administrative expense growth All leading to significant margin expansion + = 100 – 150 bps of total annual Non-GAAP operating margin improvements 80 – 100 bps of annual Gross margin expansion 20 – 50 bps of annual SG&A improvements 25 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Strong profile corporate governance 1246 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Our Board is independent, diverse and engaged Independent Oversight and Leadership: Strong, empowered Lead Independent Director Board meets regularly without Management Experienced and Engaged Directors: 67% All of our directors possess business and strategic management experience from service in significant C-suite positions Robust dialogue with respect to setting strategy and evaluating execution Regularly evaluates all opportunities to create value 33% Commitment to Board Refreshment: Continuously bringing the best new ideas into the Board room, as a total of five directors have joined since 2016, enhancing the Board's breadth and depth of experience as well as its diversity Annual Evaluation: Gender, race or ethnic diversity Annual Board, committee and individual director evaluations 27 Copyright © 2020 Virtusa Corporation. All Rights Reserved. 1 Excludes William K. O’Brien, who was not nominated for reelection to the Board in 2020 Our 2020 director nominees – Al-Noor Ramji and Joseph G. Doody – complement the experience, skills and perspectives of the other individuals on our Board of Directors, each of whom brings valuable leadership and differentiated insight to matters critical to Virtusa’s success Gender, race or ethnic diversity1 Overview of strong Board policies

Over 50% of our independent directors have been refreshed since 2016



Kris Canekeratne, Chairman and CEO – Director since 2000

- Co-founder of Virtusa
- Co-founded eDocs
- Founding team member of INSCI



Rowland T. Moriarty, Lead Independent Director – Independent Director since 2006

- Former Chairman of WEX and CRA
- Former Professor at Harvard Business School



Abidali Neemuchwala, Independent Director since 2020 New

- Served as CEO and MD at Wipro
- Served as Director at TCS eServe International



Al-Noor Ramji, Independent Director since 2011

- Chief Digital Officer at Prudential
- Served as Board member and Chairman of Nom and Gov Committee at iSoftStone



Barry R. Nearhos, Independent Director since 2016 New

- 35+ years at PricewaterhouseCoopers
- Serves as Independent Director at Mercury Systems



Deborah C. Hopkins, Independent Director since 2018 New

- Served as CEO of Citi Ventures
- Serves as Independent Director at Union Pacific and Marsh & McLennan



Izhar Armony, Independent Director since 2004

- Managing GP at Charles River Ventures
- Served as VP of Marketing and Business Development at Onyx Interactive



Joseph G. Doody, Independent Director since 2017 New

- Served as Vice Chairman at Staples
- Serves as Independent Director at Casella Waste Systems and Paychex



Vikram S. Pandit, Chairman and CEO of The Orogen Group – Series A Director since 2017 New

- Served as CEO and Director at Citigroup
- Served as Chairman of Old Lane LLC



William K. O'Brien, Independent Director since 2008[1]

- Former Chairman of Enterasys Networks
- Serves as Independent Director at Mercury Systems

All 10 of our directors possess public company senior executive or Board-level experience in the IT space and have added transformative value through proactive and decisive actions

[1] In accordance with our corporate governance guidelines, William K. O'Brien was not nominated for re-election to the Board because he is over the age of 72. The Board will accept his resignation when his current term ends upon conclusion of the 2020 annual meeting of stockholders

28 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Our Board was purposefully designed to drive value Board selected for diversity, skills, and experience Five new directors have been selected since 2016 Abidali Neemuchwala (joined in 2020) Extensive leadership, strategic and business experience in the IT services industry Board Skill # of Directors Industry experience Deborah C. Hopkins (joined in 2018) Significant leadership experience in finance, technology and innovation at various multinational companies C-Suite / Board experience Vikram S. Pandit (joined in 2017) Experience in banking and financial services and leadership of complex, global financial organizations Financial International Joseph G. Doody (joined in 2017) Experience regarding the planning, business development and strategic management of complex, global organizations Corporate governance Technology Barry R. Nearhos (joined in 2016) Extensive financial and accounting expertise, as well as extensive knowledge of technology companies Risk management 29 Copyright © 2020 Virtusa Corporation. All Rights Reserved. Our Board members provide decisive, effective leadership and oversight, ensuring strong progress in executing Virtusa’s Three Pillar Strategy

Recently appointed Abidali Neemuchwala further enhances Virtusa’s Board’s expertise 30 Copyright © 2020 Virtusa Corporation. All Rights Reserved. We appointed Abidali Neemuchwala after conducting an extensive search; his valuable skillset and depth of experience superseded those of other candidates we considered Abidali Neemuchwala ■Brings over 28 years of experience in the IT services industry ■Served as Chief Executive Officer of Wipro Limited from February 2016 until June 2020 ■Helped build a strong execution mindset, drove key acquisitions and scaled the company’s digital business globally, executing the company’s largest ever contract with Alight Solutions ■Served as Group President and Chief Operating Officer of Wipro from April 2015 until January 2016 — Created a more nimble and agile organization — Accelerated the company’s ability to respond to customers in the digital age — Ensure deeper employee engagement ■Spent over 23 years at Tata Consultancy Services, a leading global IT services, consulting and business solutions organization, where he served in various roles of increasing responsibility, including as Global Head of Business Process ■Holds a Master's Degree in Industrial Management from the Indian Institute of Technology, Bombay and a Bachelor's Degree in Electronics and Communication from the National Institute of Technology, Raipur

Vikram Pandit is a powerful advocate for shareholders' interests on the Virtusa Board



Background

In 2017, Orogen Viper LLC invested $108mm in Virtusa in exchange for **~10% effective ownership** in the Company and **1 Board seat**


Virtusa ownership
10%

Vikram's Orogen Group maintains a ~10% ownership in Virtusa

What does Vikram bring to the Board?

- ✓ Extensive experience and knowledge in Banking and Financial services, which was **critical to driving Virtusa's extensive scale in the industry**
- ✓ **Track record of leadership** in complex, global organizations
- ✓ **Robust client network** that supports Virtusa's business development efforts and drives our diversification strategy

Vikram's robust experience includes:

Morgan Stanley | citi | Nasdaq | BOMBARDIER

31 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

William O’Brien’s Board tenure was extended in 2017 at a critical time for Virtusa At the time of the 2017 AGM, the Board had experienced significant turnover of three long-tenured directors who stepped off the Board Board determined that it was important to retain Mr. O'Brien to ensure continuity and that his financial experience was critical to the Board, particularly during that period Mr. O’Brien stepped up and provided leadership on the Board and specifically on the Compensation committee which needed his expertise and to which his tenure was immensely valuable 32 Copyright © 2020 Virtusa Corporation. All Rights Reserved. While it was important to retain William O’Brien in 2017, today’s Board has more continuity and the right mix of business and financial expertise Why William O’Brien remained on the Board in 2017

Al-Noor Ramji represents "the voice of the client" and has helped formulate our Three Pillar Strategy



Al-Noor Ramji

Contributions to the Virtusa Board that will be lost if Al-Noor Ramji is not reelected:

- Played a particularly **instrumental role in the formation of the Three Pillar Strategic Plan** and Virtusa's response to the opportunities and challenges presented by the COVID-19 pandemic
- Consistently presents critical insights and practical guidance drawn from **extensive industry, domain and operational expertise**

Qualifications

- ✓ Has deep knowledge of what enterprises are doing to transform themselves digitally
- ✓ Highly versed in both IT Application outsourcing companies and Digital Engineering firms and represents "the voice of the client"
- ✓ Multi-year winner of the CIO 100 Award, CIO Insight IT Leader of the Year 2009, and the British Computer Society CIO of the Year

Experience

- Chief Digital Officer, Prudential plc (2016 – Present)
- Independent Director, Argo Group International (2017 – Present)
- Independent Director, EVRY ASA (2017 – 2019)
- Chief Strategy Officer, Calypso Technology, Inc. (2014 – 2016)
- Independent Director, iSoftStone Holdings (2010 – 2014)
- Independent Director, Misys (2005-2010)
- Global Chief Information Officer of British Telecom and CEO of BT Innovate and Design (2004 – 2010)
- Executive Vice President, Chief Information Officer and Chief E-Commerce Officer, Qwest Communications (2001-2004)

Education

- BSc in Electronics, University of London
- Certified Financial Analyst (CFA)

33
Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Joe Doody’s international sales and client expertise has been instrumental in shaping the implementation of our strategy Qualifications x x x Brings experience regarding the planning, business development and strategic management of complex, global organizations Has background in both North American and international markets Possesses in-depth knowledge of our target industries and has first-hand knowledge of building a balanced client portfolio Experience Joseph G. Doody Vice Chairman of Staples, Inc. (2014 – 2017) Led Staples’ strategic reinvention and had responsibility for strategic planning, business development, and the company’s operations in Australia, New Zealand and high-growth markets, including China and Brazil Served as President of North American Commercial, President of North American Delivery and President of North America – As President of North America Delivery from 2002-2012, he expanded the business from $3bn to $10bn of revenue Serves on the Boards of Casella Waste Systems Inc. (Compensation Committee Chair) and Paychex Inc. Former President of Danka Office Imaging in North America Education M.B.A., Simon School of Business, University of Rochester B.S. in Economics from State University of New York at Brockport Copyright © 2020 Virtusa Corporation. All Rights Reserved. 34 Contributions to the Virtusa Board that will be lost if Joseph Doody is not reelected: Provides go-to-market and sales management knowledge which are tremendous assets as Virtusa continues to scale its platform Expertise in high growth, international markets critical to Virtusa’s geographic revenue diversification efforts

Virtusa's incumbent directors add more value than New Mountain's nominees

Virtusa's incumbent directors



Al-Noor Ramji

- ✓ Voice of the client
- ✓ Extensive Digital and IT expertise
- ✓ Deep industry and operational knowledge
- ✓ Extensive Board experience



Joseph G. Doody

- ✓ International sales and client experience
- ✓ Diversification experience
- ✓ Sales management knowledge
- ✓ Extensive Board experience

New Mountain's nominees



Prasad Chintamaneni

- × Lacks C-suite and Board experience
- × No digital transformation experience
- × Has primarily held mid-level sales and management roles



Patty Morrison

- × Brings skills already possessed by the Board

35
Copyright © 2020 Virtusa Corporation. All Rights Reserved.

We are focused on compensation policies and maximizing management's alignment with shareholders

	2017	2018	2019		2020
YoY revenue growth	✓ 43%	✓ 19%	✓ 22%	In April 2019, we refined our compensation policies to be further in alignment with shareholder interests	✗ 5%
YoY adj. EPS growth	✗ (39%)	✓ 30%	✓ 30%		✗ 1%
Variable Compensation VCCP / PSU %[1]	✗ 0% / 46%	✓ 196% / 186%	✓ 104% / 104%		✗ 0%
LTI assessment period	One year	One year	One year		Two year (three year after 2020)
LTI target metrics	Revenue & adj. operating income	Revenue & adj. operating income	Revenue & adj. operating income		Revenue & adj. net income with TSR modifier

- Variable compensation payout has consistently correlated to how we've performed
- Our CEO and other senior executives voluntarily reduced their FY21 base pay levels by 20-30% in response to adverse operational impacts triggered by the COVID-19 pandemic

Compensation Committee (headed by Vikram Pandit) has continued to proactively adjust Virtusa's compensation policies and hold management accountable

36 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

[1] VCCP represents variable cash compensation. Long-term incentive PSUs for FY20 are earned based on a two-year aggregate performance period ending on March 31, 2021

Virtusa's performance-focused compensation policies seek to balance growth and profitability

Key compensation policies align management and shareholders

- 76% of CEO's pay is "At Risk"
- Compensation is now modified based on relative TSR measured over a two-year period
- Variable cash compensation is evenly-weighted based on Revenue and Non-GAAP Income from operations targets
- Long term incentives (LTI) are evenly-weighted between aggregated two-year Revenue and Adjusted Net Income targets
- Time based equity awards vest over 3 years
- Stock ownership guidelines ensure alignment with shareholders
  - CEO equal to 6x salary
  - NEO equal to 3x salary
  - Non-employee directors equal to 4x salary

Management has driven outsized top line and profitability growth since the Polaris acquisition



FY17 – FY20 CAGR
Δ to Revenue CAGR
Management focused on top-line growth and driving profitability gains
Revenues
15%
Non-GAAP Operating Income
27%
+ 1,170bps
Non-GAAP Net income
22%
+ 630bps
Non-GAAP EPS
20%
+ 440bps

Our compensation structure promotes both revenue growth, a primary driver of valuation, and profitability evenly in order to align with the Three Pillar Strategy and shareholders' incentives

37
Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Our strong corporate governance profile reflects commitment to long-term interests of our shareholders

Corporate Governance

Board structure

- ✓ Strong Lead director provides additional independence
- ✓ Ongoing Board refreshment to align with business evolution
- ✓ ~56% of the non-executive directors on the Board have been there for less than five years
- ✓ 67% of Directors are diverse by gender, race or ethnicity
- ✓ Discloses the existence of a formal CEO and key executive officers succession plan
- ✓ Annual, independent performance evaluations of directors are a critical component of active Board refreshment

Key Compensation Policies

Compensation

- ✓ Review of compensation and financial performance against internal budgets, results from prior years and peer data to ensure alignment in pay outcomes
- ✓ Discloses complete information on the short-term cash incentive plan
- ✓ Discloses full information on the performance measures used in the long-term incentives it grants to executives
- ✓ Established a clawback policy in both cash and equity
- ✓ CEO's stock ownership guidelines are equivalent to 600% of salary
- ✓ Substantial portions of total compensation at risk and performance-based
- ✓ Equity plans expressly forbid option repricing without shareholder approval

38 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Corporate Social Responsibility is part of Virtusa’s DNA Highlights for FY20 and FY21H1 Organizations supported by Virtusa Rapidly moved 98% of delivery team to working from home (WFH) without business interruption Invested in employee care by facilitating access to COVID-19 screening data 90% EHS (Environmental, Health and Safety) exam completion rate 23% reduction in Scopes 1 and 2 (location-based) emissions per employee from FY13 to FY20 28% reduction in energy per employee from FY13 to FY20 10,931 kilograms of e-waste and 8,079 kilograms of paper handed over for recycling 39 Copyright © 2020 Virtusa Corporation. All Rights Reserved. We leverage our skills and expertise in technology to provide long-term value to communities around the world

New Mountain has rejected Board Virtusa’s offers for representation 1440 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Our recent share price increase is driven by strategy execution rather than New Mountain's interest in Virtusa

Stock price performance since March 18th, 2020



$45
$40
$35
$30
$25
$20
$20.83
March 18
+15%
7/30/20: Virtusa reports Q1 FY21 earnings
$39.50
September 4
+1%
8/5/20: NMC Files Preliminary Proxy
(2%)
6/22/20: NMC nominates candidates
Mar-20
Apr-20
Apr-20
May-20
May-20
Jun-20
Jun-20
Jul-20
Aug-20
Aug-20
Sep-20

- ✓ Virtusa's **share price has increased significantly** since COVID-19 lows:
  - **Stock up 90%** since March 18, 2020[1]
  - S&P up 43% over equivalent period
- ✓ Gains driven by strategy execution communicated on **Q1 FY21 earnings call**:
  - Beat consensus Revenue, Non-GAAP operating income, and EPS estimates
  - Stock increased 15%
- ✓ Shareholders have largely ignored NMC's involvement
  - Stock price **did not move materially in response to NMC's various fillings** and announcements

41 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

[1] YTD low reached during the peak of the COVID-19 outbreak and resulting market volatility

Virtusa has sought to work in good faith with New Mountain over the past five months Virtusa is committed to constructively engaging with all shareholders; the Company has sought open and candid communication with New Mountain Capital (NMC) since its initial outreach Management met or spoke to NMC on 7 occasions and members of our Board met or spoke to NMC on 10 occasions1 Virtusa met with NMC in late April 2020 to discuss its views and request for Board representation, and indicated we would carefully evaluate their recommendations Virtusa’s Board met on several occasions in early May to discuss NMC’s proposals NMC initially insisted that two of its Principals, Prasad Chintamaneni and Chad Fauser, be appointed to Virtusa’s Board; members of management met with both individuals on numerous occasions during May and June 2020 The Nominating Committee was looking for eligible director candidates at the time and interviewed Messrs. Chintamaneni and Fauser in conjunction with the formal search process to evaluate the merits of their respective candidacies 42 Copyright © 2020 Virtusa Corporation. All Rights Reserved. 1 Includes discussions held with NMC Principals and nominated candidates

Virtusa has sought to work in good faith with New Mountain over the past five months (cont’d) During the search process, Virtusa identified another highly qualified candidate, Abidali Neemuchwala; Virtusa proposed NMC meet with him in June 2020 to evaluate his candidacy, which NMC refused, insisting again that only its two Principals, both of whom have no prior C-suite or public company Board experience, were appropriately qualified In order to avoid a distracting proxy fight, Virtusa offered to appoint one of NMC’s independent candidates to the Board in August 2020; NMC refused and indicated that one of its Principals rather than one of its independent candidates would need to be appointed instead After further discussions, NMC then demanded that both Mr. Chintamaneni, one of its Principals, and Ms. Morrison, one of its independent candidates, be appointed thereby rejecting previously discussed settlement parameters Despite this and in an effort to resolve this in good faith, Virtusa offered to appoint just Mr. Chintamaneni as NMC had previously demanded but NMC rejected this offer based on its new demands 43 Copyright © 2020 Virtusa Corporation. All Rights Reserved. New Mountain rejected Virtusa’s multiple offers for Board representation

In Closing 144 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Key takeaways Maximizing long-term shareholder value continues to be our highest priority The Polaris acquisition was strategically necessary to add scale and capabilities as well as broaden and deepen our client base The market views our strategy as working based on recent share price gains Since 2016, over 50% of the Board has been refreshed with exemplary, independent C-Level candidates, including the leadership of key committees and lead director We have highly engaged shareholder representatives on the Board of Directors Contrary to New Mountain’s position, we have an executive compensation plan that holds management accountable and is aligned with shareholders New Mountain is championing a flawed analysis, has been uncooperative, and its slate is less qualified than Virtusa’s candidates 45 Copyright © 2020 Virtusa Corporation. All Rights Reserved. New Mountain Governance Strategy

Key takeaways 46 Copyright © 2020 Virtusa Corporation. All Rights Reserved. Maximizing long-term shareholder value continues to be our highest priority The Polaris acquisition was strategically necessary to add scale and capabilities as well as broaden and deepen our client base The market views our strategy as working based on recent share price gains Strategy Governance New Mountain Since 2016, over 50% of the Board has been refreshed with exemplary, independent C-Level candidates, including the leadership of key committees and lead director We have highly engaged shareholder representatives on the Board of Directors Contrary to New Mountain’s position, we have an executive compensation plan that holds management accountable and is aligned with shareholders New Mountainis championing a flawed analysis, has been uncooperative, and its slate is less qualified than Virtusa’s candidat

Appendix 47 Copyright 2020VirtusaCorporation.AllRightsReserved.

Overview of peer comparison When looking at a peer set for Virtusa, we look at a broader set than New Mountain Capital NMC’s peer set is smaller and has a heavy 33% weighting of pure-play Digital (EPAM, Globant, Endava); which are relevant to a portion of our business, but not directly comparable to Virtusa today Our peer set adds other Global IT Services providers to NMC’s list and excludes pure play Digital We believe an important timeframe to measure Total Shareholder Returns is post-Polaris For these returns we are looking at performance since the announcement on November 9, 2016 that the integration was substantially complete Relative to the S&P 500 and Russell 3000, our TSR has outperformed by ~50% The NMC peer set outperforms us during this time, but due to weighting toward digital players EPAM, Globant, and also Perficient–We outperform against the others (5/8) Against a broader set of Global IT peers, we outperformed 7 out of 9companies during this time Overview of peer comparison 48 Copyright© 2020VirtusaCorporation.AllRightsReserved.

Virtusa peer set comparison

New Mountain's peer set for Virtusa

Aspirational peers ↑ Core peers

Globant
Market cap: $7bn
'21 EV/EBITDA: 33x
'21 P/E: 52x

endava
Market cap: $3bn
'21 EV/EBITDA: 23x
'21 P/E: 35x

<epam>
Market cap: $18bn
'21 EV/EBITDA: 29x
'21 P/E: 43x

PERFICIENT
Market cap: $1bn
'21 EV/EBITDA: 13x
'21 P/E: 16x

Infosys
Market cap: $54bn
'21 EV/EBITDA: 14x
'21 P/E: 21x

Capgemini
Market cap: $24bn
'21 EV/EBITDA: 10x
'21 P/E: 16x

Cognizant
Market cap: $36bn
'21 EV/EBITDA: 10x
'21 P/E: 17x

HCL
Market cap: $27bn
'21 EV/EBITDA: 10x
'21 P/E: 16x

Tech Mahindra
Market cap: $10bn
'21 EV/EBITDA: 10x
'21 P/E: 15x

Virtusa's Global IT peer set

Infosys
Market cap: $54bn
'21 EV/EBITDA: 14x
'21 P/E: 21x

Capgemini
Market cap: $24bn
'21 EV/EBITDA: 10x
'21 P/E: 16x

PERFICIENT
Market cap: $1bn
'21 EV/EBITDA: 13x
'21 P/E: 16x

Cognizant
Market cap: $36bn
'21 EV/EBITDA: 10x
'21 P/E: 17x

HCL
Market cap: $27bn
'21 EV/EBITDA: 10x
'21 P/E: 16x

Tech Mahindra
Market cap: $10bn
'21 EV/EBITDA: 10x
'21 P/E: 15x

wipro
Market cap: $22bn
'21 EV/EBITDA: 10x
'21 P/E: 16x

accenture
Market cap: $151bn
'21 EV/EBITDA: 17x
'21 P/E: 28x

TATA CONSULTANCY SERVICES
Market cap: $120bn
'21 EV/EBITDA: 18x
'21 P/E: 25x

Although we agree with peers identified by New Mountain, we believe a broader Global IT set without aspirational comps should be considered

49 Copyright © 2020 Virtusa Corporation. All Rights Reserved.
Source: Company filings, FactSet market data as of September 8, 2020

TSR analysis

Market data evaluated through September 8, 2020

Unfavorable comparison
Favorable comparison

	1-yr	3-yr	5-yr	Since Polaris
Virtusa	4%	12%	(25%)	112%
New Mountain Vantage Direct Service Peers:				
Capgemini	3%	26%	58%	64%
Cognizant	3%	(4%)	8%	29%
Endava	38%	N/A	N/A	N/A
EPAM	60%	266%	326%	408%
Globant	77%	338%	477%	276%
HCL	33%	72%	62%	90%
Infosys	14%	126%	94%	111%
Perficient	9%	125%	162%	146%
Tech Mahindra	6%	85%	52%	85%
Mean	*27%*	*129%*	*155%*	*151%*
Median	*14%*	*105%*	*78%*	*101%*
Global IT Peers				
Accenture	17%	81%	153%	107%
Capgemini	3%	26%	58%	64%
Cognizant	3%	(4%)	8%	29%
HCL	33%	72%	62%	90%
Infosys	14%	126%	94%	111%
TCS	10%	101%	99%	130%
Tech Mahindra	6%	85%	52%	85%
Wipro	12%	26%	36%	70%
Perficient	9%	125%	162%	146%
Mean	12%	71%	80%	93%
Median	10%	81%	62%	90%
S&P 500	14%	44%	87%	66%
Russell 3000	13%	41%	82%	63%

Since the integration of Polaris[1], Virtusa outperformed 5 out of 8 of NM's peer set…

… and 7 out of 9 Global IT peers

Outperformed the S&P 500 and Russell 3000 by ~50%

50 Copyright © 2020 Virtusa Corporation. All Rights Reserved.

Source: FactSet as of 9/08/2020

[1] Performance measured from 11/09/2016, the date Virtusa publicly announced it had substantially completed the integration of Polaris

Timeline of development of Virtusa’s Three Pillar Strategy The Virtusa Management Team has long prioritized the foundational principles embodied in the Three Pillar Strategic Plan, namely the importance of targeting profitable revenue, diversifying the mix of business and increasing margin performance In 2019, the Company decided to formalize that focus in order to significantly accelerate progress by implementing strategies and tacticsto improve profitable revenue growth (such as Digital and Cloud revenue), increase diversification and continue to improve margins For example, on our Q2 2020 earnings call in November 2019, we stated the following: –“We have been making strategic investments across our business in building a workforce with strong cloud expertise, augmenting our in-house cloud capabilities, creating cloud-native solutionsand strengthening our partnerships with industry-leading public cloud service providers” –“We continue to make revenue diversification a priority” and “are targeting high-growth verticals, including Healthcare and High Tech, and increasing our focus on high-growth geographies in EMEA,” as well as “growing high-potential accountsfaster than the Company’s growth rate to further diversify revenue” –“We continue to be on the road map to growing margins by 100 to150 basis points annually, which would mean that we have plenty of levers in our gross margin as well as in our SG&A” These three imperatives, which the Company had already been executing towards, were named the Three Pillar Strategic Plan in conjunction with the Company’s Q4 2020 earnings in May 2020 51 Copyright© 2020VirtusaCorporation.AllRightsReserved.